                        UNITED STATES SECURITIES AND EXCHANGE
                                      COMMISSION
                                Washington, D.C. 20549




                                     ----------



                                      FORM 8-K/A
                                   AMENDMENT NO. 1

                           Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934


                            Date of Report: March 7, 1996
                          (Date of Earliest Event Reported)





                                 PERCON INCORPORATED
          (Exact name of small business issuer as specified in its charter)



      WASHINGTON                0-26462                      91-1486560
(State of Incorporation)   (Commission File No.)         (I.R.S. Employer
                                                         Identification No.)


1720 WILLOW CREEK CIRCLE, SUITE 530, EUGENE, OREGON             97402-9171
(Address of principal executive offices)                        (Zip Code)


                                    (541) 344-1189
                 (Registrant's telephone number, including area code)


                                    NOT APPLICABLE
            (Former name or former address, if changed since last report)

                                 PERCON INCORPORATED

                                      FORM 8-K/A
                                   AMENDEMENT NO. 1



                                  TABLE OF CONTENTS



                                                                    PAGE
                                                                    ----
ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)       Financial Statements of Business Acquired              2-15

    (b)       Unaudited Pro Forma Financial Statements:
                 Basis of Consolidated Statements                    16
                 Consolidated Statement of Income for the Three
                   Months Ended March 31, 1996                       17
                 Consolidated Statement of Income for the Year
                   Ended December 31, 1995                           18
                 Notes to Unaudited Pro Forma Consolidated
                   Financial Statements                              19

    Signature                                                        20

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The audited financial statements of STI S.A. for the years ended December 31, 1995 and 1994 are included in this Current Report, Form 8-K/A.

[COOPERS & LYBRAND AUDIT LETTERHEAD]

REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors
Percon Incorporated
Eugene, Oregon

         We have audited the accompanying balance sheets of S.T.I. S.A. as of December 31, 1995 and 1994, and the related statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of S.T.I. S.A. as of December 31, 1995 and 1994 and the result of its operations and its cash flows for the years then ended in conformity with generally accepted United States accounting principles.





                                       /s/ Coopers & Lybrand

Paris, France                          Coopers & Lybrand
March 8, 1996

                                     S.T.I.  S.A.

                                    BALANCE SHEETS
                                  (IN U.S. DOLLARS)


                                        ASSETS

                                                  December 31,   December 31,
                                                      1995          1994
                                                  ------------   ------------
Current assets:
    Cash                                             119525         294348
    Accounts receivable, net                        1737422        1323573
    Inventories                                     1156912         620533
    Prepaid expenses and other                        99129         122129
    Deferred income tax assets                         1332              -
                                                  ---------      ---------
            Total current assets                    3114320        2360583
Deposits                                              29228          26685
Property and equipment, net                         1700788        1588676
Intangible assets, net                                 8641            631
                                                  ---------      ---------
                                                    4852977        3976575
                                                  ---------      ---------
                                                  ---------      ---------

                         LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Bank overdraft                                        -          30078
    Short-term borrowings                            159223              -
    Current portion of long-term debt                 89514         201806
    Accounts payable, trade                          935411         851678
    Income taxes payable                              75453          17107
    Accrued expenses                                 321186         248111
    Provision for excess future lease costs           43595          91297
    Deferred income tax liabilities                       -          13166
                                                  ---------      ---------
            Total current liabilities               1624382        1453243
Long-term debt, less current portion                1127770        1119664
Deferred income tax liabilities                      112434          95576
Deferred employee benefits                            12179           7137
                                                  ---------      ---------
                                                    2876765        2675620
                                                  ---------      ---------
Shareholders' equity:
    Common stock, par value FF 500 per share,
        4,000 shares issued and outstanding          346418         346418
    Retained earnings                               1408057         851769
    Cumulative foreign currency translation
      adjustment                                     221737         102768
                                                  ---------      ---------
                                                    1976212        1300955
                                                  ---------      ---------
                                                    4852977        3976575
                                                  ---------      ---------
                                                  ---------      ---------

  The accompanying notes are an integral part of these financial statements.

                                     S.T.I.  S.A.
                                 STATEMENTS OF INCOME
                                  (IN U.S. DOLLARS)



                                                    Year Ended December 31,
                                                  -------------------------
                                                     1995           1994
                                                     ----           ----
Net sales                                           6594028        5097613
Cost of goods sold                                  3607359        2746751
                                                  ---------      ---------
            Gross profit                            2986669        2350862
Operating expenses:
   Selling and marketing                             711290         441798
   General and administrative                        598665         448856
   Research and product development                  654415         428366
                                                  ---------      ---------
            Operating income                        1022299        1031842
Interest income (expense), net                      (128356)          2342
Foreign currency exchange losses, net                (16076)        (26493)
Provision for excess future lease costs                   -         (88436)
Sub-lease rental income                               50996           3630
Government grants                                     42281          11797
Other income                                           7109              -
                                                  ---------      ---------
            Net income before income taxes           978253         934682
Provision for income taxes                           197676         252121
                                                  ---------      ---------
            Net income                               780577         682561
                                                  ---------      ---------
                                                  ---------      ---------
   Net income per share                                 195            171
                                                  ---------      ---------
                                                  ---------      ---------
   Weighted average shares outstanding                 4000           4000
                                                  ---------      ---------
                                                  ---------      ---------

  The accompanying notes are an integral part of these financial statements.

                                     S.T.I.  S.A.

                    STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                  (IN U.S. DOLLARS)



                                                Common stock
                                             --------------------        Retained       Translation
                                             Shares        Amount        Earnings       Adjustment      Total
                                             ------        ------        --------       -----------     -----
Balance, January 1, 1994                     4000         346418          350706          9258          706382
    Net income                                                            682561                        682561
    Dividends                                                            (181498)                      (181498)
    Translation adjustment                                                               93510           93510
                                            -----        -------      ----------       -------      ----------
Balance, Dec. 31, 1994                       4000         346418          851769        102768         1300955
    Net income                                                            780577                        780577
    Dividends                                                            (224289)                      (224289)
    Translation adjustment                                                              118969          118969
                                            -----        -------      ----------       -------      ----------
Balance, Dec. 31, 1995                       4000         346418         1408057        221737         1976212
                                            -----        -------      ----------       -------      ----------
                                            -----        -------      ----------       -------      ----------


  The accompanying notes are an integral part of these financial statements.

                                     S.T.I.  S.A.

                               STATEMENTS OF CASH FLOWS
                                  (IN U.S. DOLLARS)

                                                    Year Ended December 31,
                                                   --------------------------
                                                      1995           1994
                                                   -----------    -----------

Cash flows from operating activities:
  Net income                                          780577         682561
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                   173907          60920
      (Utilization of) provision for excess
        future lease costs                            (55113)         88436
      Deferred income taxes                            (7050)        145744
      Deferred employee benefits                        4376           3893
      Change in assets and liabilities:
        (Increase) decrease in:
           Accounts receivable                       (295508)       (349138)
           Inventories                               (477519)       (129535)
           Prepaid expenses and other                  33316         (65384)
           Deposits                                     (213)         (5481)
        Increase (decrease) in:
           Accounts payable                             9384         267792
           Income taxes payable                        56294         (18786)
           Accrued expenses                            50935          68589
                                                   ---------    -----------
           Net cash provided by operating
             activities                               273386         749611
                                                   ---------    -----------

Cash flows from investing activities:
  Property and equipment purchases                   (142697)      (1477084)
  Purchase of intangibles                             (12948)         (1180)
                                                   ---------    -----------
           Net cash used in investing
             activities                              (155645)      (1478264)
                                                   ---------    -----------

Cash flows from financing activities:
  Increase (decrease) in bank overdrafts              (32378)         17235
  Short-term borrowings                               157652              -
  Proceeds from issuance of long-term debt                 -        1175736
  Repayment of long-term debt                        (217237)             -
  Distributions to shareholders                      (224289)       (181498)
                                                   ---------    -----------
           Net cash provided (used) in
             financing activities                    (316252)       1011473
                                                   ---------    -----------

Effect of exchange rate changes on cash                23688           9388
                                                   ---------    -----------
Net increase (decrease) in cash                      (174823)        292208
Cash at beginning of period                           294348           2140
                                                   ---------    -----------
Cash at end of period                                 119525         294348
                                                   ---------    -----------
                                                   ---------    -----------

Supplemental disclosure:
Interest paid                                         138447           6632
                                                   ---------    -----------
                                                   ---------    -----------
Income taxes paid                                     148431         125163
                                                   ---------    -----------
                                                   ---------    -----------

  The accompanying notes are an integral part of these financial statements.

                                     S.T.I.  S.A.

                            NOTES TO FINANCIAL STATEMENTS

                    FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                  (IN U.S. DOLLARS)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     ORGANIZATION: S.T.I. develops, manufactures and markets bar code reading products, including fixed station decoders for the automatic identification and data collection market. The Company also distributes bar code input devices manufactured by others for use with the Company's fixed station decoders.

     MANAGEMENT ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     SALES AND CONCENTRATION OF CREDIT RISK: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable from customers, primarily located in France, Europe and the United States.

     The Company considered current and historical loss experience and general economic conditions in determining the allowance for uncollectible accounts receivable of $ 30 505 and $ 28 712 as of December 31, 1995 and 1994, respectively. Ultimate losses may vary from the current estimates, and any adjustments are reported in earnings in the periods in which they become known.

     No one distributor accounted for more than 7% of net sales for 1995 or 1994.

     INVENTORIES: Inventories are stated at the lower of cost or market, with cost determined by the most recent purchase price, which approximates the first-in, first-out method.

     BUILDING ON LAND OWNED BY OTHERS: The building purchased in December 1994 is stated at cost. Ownership of the building passes to the land owner at the end of the lease term. The cost of the building is depreciated on the straight-line method over the 16-year term of the land lease.

     EQUIPMENT AND LEASEHOLD IMPROVEMENTS: Equipment and leasehold improvements are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred. The cost of equipment is depreciated on the straight-line method over its estimated useful lives (generally four to five years). The cost of leasehold improvements is amortized over the term of the related lease. Gains or losses realized on assets retired or disposed of are included in current income.

     INTANGIBLE ASSETS: Intangibles assets, consisting primarily of software and licenses, are stated at cost. The cost of intangible assets is amortized on a straight-line method over its estimated useful lives (generally one to three years).

                                     S.T.I.  S.A.

                            NOTES TO FINANCIAL STATEMENTS

                    FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                  (IN U.S. DOLLARS)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) :

     FOREIGN CURRENCY TRANSLATION: Assets and liabilities were translated at the rate of exchange in effect as of the balance sheet date. Income and expenses are translated at the average rate of exchange prevailing during the year. Common stock and retained earnings are stated at historical amounts.

     REVENUE RECOGNITION: Revenue from product sales to customers is recognized upon shipment. All products have a warranty for one or five years from date of sale covering product defects.

     RESEARCH AND DEVELOPMENT: Research and development costs are charged to expense as incurred.


2.   INVENTORIES:
     Inventories consist of the following:

                         December 31,           December 31,
                            1995                   1994
                         ------------           ------------
     Finished goods            645370                 346773
     Materials                 511542                 273760
                         ------------           ------------
                              1156912                 620533
                         ------------           ------------
                         ------------           ------------


3.   PROPERTY AND EQUIPMENT, NET:Property and Equipment net:
     Property and equipment consist of the following:

                                        December 31,           December 31,
                                           1995                   1994
                                        ------------           ------------
     Building on land owned by others        1528281                1405721
     Equipment                                569292                 419574
     Leasehold improvements                    48131                  15774
                                        ------------           ------------
                                             2145704                1841069
     Less accumulated depreciation           (444916)               (252394)
                                        ------------           ------------
                                             1700788                1588676

                                        ------------           ------------
                                        ------------           ------------

     The building on land owned by others was purchased in December 1994. Under terms of the lease agreement for the underlying land, the Company pays lease payments of FF 96 000 ($ 19 556) per year, the Company does not have an option to purchase the land or extend the lease, and ownership of the building will pass to the land owner at the end of the lease term on December 31, 2010. Accordingly, the cost of the building is being amortized over the 16-year term of the lease.

                                     S.T.I.  S.A.

                            NOTES TO FINANCIAL STATEMENTS

                    FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                  (IN U.S. DOLLARS)

4.   INTANGIBLE ASSETS, NET:
     Intangible assets consist of the following:

                                        December 31,           December 31,
                                           1995                   1994
                                        ------------           ------------
     Software                                  23917                   9971
     Licenses                                    754                    693
                                        ------------           ------------
                                               24671                  10664
     Less accumulated amortization            (16030)                (10033)
                                        ------------           ------------
                                                8641                    631
                                        ------------           ------------
                                        ------------           ------------


5.   ACCRUED EXPENSES:
     Accrued expenses consist of the following:

                                        December 31,           December 31,
                                           1995                   1994
                                        ------------           ------------
     Accrued payroll and payroll
       related liabilities                    234077                 203658
     Accrued taxes other than income           65921                  29829
     Other liabilities                         21188                  14624
                                        ------------           ------------
                                              321186                 248111
                                        ------------           ------------
                                        ------------           ------------

6.   BANK OVERDRAFT AND SHORT-TERM BORROWINGS:

     The Company has overdraft and line of credit facilities with a bank for up to FF 300 000 ($ 61 112) at the bank's current overdraft interest rate. At December 31, 1994, $ 30 078 was outstanding under these facilities at an interest rate of 9.95%. No amount was outstanding at December 31, 1995.

     The Company can also discount up to FF 1 000 000 ($ 203 707) of unmatured commercial bills of exchange (drafts) at another bank. The short-term borrowing received from the bank is collateralized by the unmatured bills of exchange, which are physically held by the bank until maturity. At December 31, 1995, $159 223 of unmatured bills of exchange included in Accounts receivable were discounted at an interest rate of 9.54%. These bills matured and the short-term borrowing was repaid on January 10, 1996. No bills of exchange were discounted at December 31, 1994.

                                     S.T.I.  S.A.

                            NOTES TO FINANCIAL STATEMENTS

                    FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                  (IN U.S. DOLLARS)

7.   LONG-TERM DEBT:

                                        December 31,           December 31,
                                           1995                   1994
                                        ------------           ------------
     Bank loan, monthly repayments of
       FF 82 840 ($ 16 875) including
       interest at 9.6%, maturing
       December 2004                         1217284                1194491
     Note payable                                  -                 126979
                                        ------------           ------------
                                             1217284                1321470
     Less current portion                     (89514)               (201806)
                                        ------------           ------------
                                             1127770                1119664
                                        ------------           ------------
                                        ------------           ------------

     The bank loan was contracted in December 1994 for the purchase of the building on leased land and has a term of 10 years. The original principal sum of FF 6 375 000 and interest at 9.6% per annum are due in 120 monthly payments of FF 82 840 from January 1995 to December 2004. The loan is collateralized by a preferential lien on the building purchased which has a net cost of FF 6 997 453 ($ 1 425 433) at December 31, 1995.

     The note payable represents funds advanced by the Company's export credit insurer. These advances were non-interest bearing until July 1, 1995 at which time, following a decision by the Company to no longer work with the insurer, the advances bore interest at 8.25% per annum. The advances were fully reimbursed by the Company in 10 monthly installments from March 1995 to December 1995.

     Maturities of long-term debt principal payments in each year subsequent to December 31, 1995 are:

          1996                                89514

          1997                                98495

          1998                               108378

          1999                               119253

          2000                               131219

Balance due in installments through 2004     670425
                                          ---------
                                            1217284
                                          ---------
                                          ---------

                                     S.T.I.  S.A.

                            NOTES TO FINANCIAL STATEMENTS

                    FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                  (IN U.S. DOLLARS)

8.   OPERATING LEASES:

     The Company leases its facility in Bougival and the land beneath its building in La Celle Saint Cloud under noncancelable operating leases expiring in January 1997 and December 2010, respectively. The Company also leases certain office equipment under noncancelable operating leases expiring through 1997. Rent expense was $ 145 258 and $ 166 600 for the years ended December 31, 1995 and 1994, respectively. In 1995, the Company sub-leased a portion of the Bougival facility under three noncancelable operating leases two of which expire in December 1996 and one in January 1997. Rent revenue from these leases was $ 41 201 for the year ended December 31, 1995. Future minimum payments required under operating leases having initial or remaining noncancelable lease terms in excess of one year as of December 31, 1995 are as follows:

          Year ending December 31,
                    1996                  178509

                    1997                   31350

                    1998                   19556

                    1999                   19556

                    2000                   19556

                2001 to 2010              195559
                                        --------
                                          464086
                                        --------
Less sub-lease income                     (57823)
                                        --------
     Total minimum lease payments         406263
                                        --------
                                        --------

     The Company also sub-leases a portion of its La Celle Saint Cloud building under a noncancelable operating lease expiring in June 1996. Rent revenue from this lease was $ 50 997 and $ 3 630 for the years ended December 31, 1995 and 1994, respectively. Future rental revenue under this lease will amount to $ 18146 for the year ending December 31, 1996.


9.   PROVISION FOR EXCESS FUTURE LEASE COSTS:

     In late 1994, the Company moved all operations other than a portion of its production department from the facility leased in Bougival to the building on leased land in La Celle Saint Cloud. The Company was able to sub-lease the unused portion of the Bougival facility in early 1995 at a rate of rent lower than the Company's minimum future lease payments due on the sub-leased premises. Accordingly, at December 31, 1994, the Company recorded a provision of $ 91 297 which represents the net shortfall between future minimum lease payments due and future sub-lease revenue to be received for the remaining term of the lease.

                                     S.T.I.  S.A.

                            NOTES TO FINANCIAL STATEMENTS

                    FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                  (IN U.S. DOLLARS)

10.  EMPLOYEE DEFINED BENEFIT PLAN:

     The Company has a defined benefit plan covering all employees at retirement. The plan provides for payment of a lump sum retirement benefit. All employees are 100% vested upon retirement, however, if an employee leaves the Company prior to retirement age the benefit lapses. The discount rate and the rate of increase in future compensation levels used in determining the actuarial present value of projected benefit obligations were 8 and 4 percent, respectively for 1995 and 6 and 4 percent for 1994, respectively. No plan assets are held by the Company for future payments. The Company maintains a book reserve for the benefit obligation.

     The Company adopted Statement of Financial Accounting Standards (SFAS) No. 87 as of January 1, 1994. A portion of the actuarially determined projected benefit obligation at the adoption date was charged directly to equity based on the ratio of the number of years elapsed between the effective date of SFAS 87, 1989, and the adoption date, 1994. The remaining service period of employees expected to receive benefits was estimated at the adoption date.

     The funding status of the defined benefit plan for the Company was as follows:



                                                                                1995           1994
                                                                              --------        -------
Projected benefit obligation for services rendered to date                      (16558)         (9034)
Plan assets at market value                                                          -              -
                                                                              --------        -------
            Projected benefit obligation in excess of plan assets               (16558)         (9034)

Unrecognized transition obligation                                                7593           7608
Unrecognized (gain) from favorable experience differences                        (3214)         (5711)
                                                                              --------        -------
                                                                                (12179)         (7137)
                                                                              --------        -------
                                                                              --------        -------


     The net benefit plan costs (credits) in 1995 and 1994 are comprised of:

                                                                                1995           1994
                                                                              --------        -------
Service cost                                                                      3210           2630
Interest cost on projected benefit obligations                                     778            659
Net amortization and deferral                                                      671            604
Unrecognized (gain) from favorable experience differences                         (283)             -
                                                                              --------        -------
            Net periodic pension expense                                          4376           3893
                                                                              --------        -------
                                                                              --------        -------


                                     S.T.I.  S.A.

                            NOTES TO FINANCIAL STATEMENTS

                    FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                  (IN U.S. DOLLARS)

11. INCOME TAXES:

    The provision for income taxes, as determined by Statement of Financial Accounting Standards (SFAS) No. 109, consists of the following:

                               1995           1994
                             --------       -------
Current                        204726        106377
Deferred                        (7050)       145744
                             --------       -------
    Income tax expense         197676        252121
                             --------       -------
                             --------       -------

    Deferred tax assets (liabilities) were reflected in the balance sheets at December 31 as follows:

                                                   1995           1994
                                                 ---------      ---------
Net current assets                                    1332              -
Net current liabilities                                  -         (13166)
Net noncurrent liabilities                         (112434)        (95576)
Valuation allowance for deferred tax assets              -              -
                                                 ---------      ---------
                                                   (111102)       (108742)
                                                 ---------      ---------
                                                 ---------      ---------

    The temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities giving rise to deferred tax assets and liabilities reflected in the balance sheet at December 31 were as follows:

                                                             1995       1994
                                                           ---------  ---------
Capitalized building acquisition costs expensed for tax      (104655)    (93345)
Straight-line versus accelerated depreciation                 (12245)     (4609)
Research and development costs capitalized for tax                 -      15459
Accrued provisions not currently deductible for tax             1332       1761
Employee benefit plan not currently deductible for tax          4466       2379
Provision for excess lease costs not currently deductible          -     (30387)
                                                           ---------  ---------
                                                             (111102)   (108742)
                                                           ---------  ---------
                                                           ---------  ---------

    A reconciliation between the Company's effective tax rate and the French statutory rates is as follows:

                                                        1995           1994
                                                      ---------      ---------
Statutory tax rate                                      36.67%         33.33%
Effect of research and development tax credit          (18.12%)        (7.35%)
Permanent differences, mainly nondeductible penalties    0.46%          0.29%
Effect of change in tax rate on deferred tax balances    1.20%             -
                                                      ---------      ---------
            Effective tax rate                          20.21%         26.97%
                                                      ---------      ---------
                                                      ---------      ---------

                                     S.T.I.  S.A.

                            NOTES TO FINANCIAL STATEMENTS

                    FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
                                  (IN U.S. DOLLARS)

12. PURCHASE COMMITMENT:

    The Company has entered into a 5-year purchase agreement expiring December 31, 1997 with the supplier of the principal component of its products. At December 31, 1995, the Company was committed to make FF 1 504 500 ($ 306 478) of purchases before the expiration of the agreement.


13. SUBSEQUENT EVENT:

    On March 7, 1996, all outstanding shares of the Company were acquired by Percon Incorporated of Eugene, Oregon (U.S.A.),

    (b) UNAUDITED PRO FORMA FINANCIAL INFORMATION.

BASIS OF CONSOLIDATED STATEMENTS

On March 7, 1996 Percon Incorporated (the "Company") acquired all of the stock of STI S.A. The pro forma consolidated financial statements give effect, on a purchase accounting basis, to the acquisition of STI S.A. by the Company. Additionally, the statements assume that the acquisition occurred at the beginning of the earliest period presented.

The financial statements of the Company and of STI S.A. for the years ended December 31, 1995 and 1994 have been audited.

The unaudited pro forma consolidated financial statements should be read in conjunction with the following:

    - Financial statements and notes thereto of the Company filed with the Securities and Exchange Commission in its annual report on Form 10-KSB for the year ended December 31, 1995.

    - Financial statements and notes thereto of STI S.A.. which are included in Item 7(a) of this Current Report on Form 8-K/A.

    - Financial statements and notes thereto of the Company filed with the Securities and Exchange Commission in its quarterly report on Form 10-QSB for the three months ended March 31, 1996.

The unaudited pro forma consolidated statements of income are not necessarily indicative of the results that actually would have occurred if the acquisition had been in effect since the assumed date, nor are they necessarily indicative of future consolidated financial results.

                         PERCON INCORPORATED and SUBSIDIARIES
                 Unaudited Pro Forma Consolidated Statement of Income
                      For the Three Months Ended March 31, 1996


                                                     Historical                               Pro Forma
                                              -------------------------               --------------------------
                                              Percon (1)    STI S.A.(2)               Adjustments   Consolidated
                                              ----------    -----------               -----------   ------------
(In thousands, except per share data)
Net sales                                     $  4,326       $  1,152                                $  5,478
Cost of goods sold                               2,164            651                   $    8(A)       2,823
                                              ---------      ---------                  -------      ---------
     Gross profit                                2,162            501                       (8)         2,655

Operating Expenses:
   Selling, marketing and customer service         686            135                                     821
   General and administrative                      408            115                       13(B)         536
   Research and product development                339            121                                     460
   Acquired in-process research and product
     development                                 2,091                                                  2,091
                                              ---------      ---------                  -------      ---------
     Operating income (loss)                    (1,362)           130                      (21)        (1,253)

Interest income (expense), net                      37            (18)                     (48)(C)        (29)
Foreign currency exchange losses, net                              (5)                                     (5)
Provision for excess future lease costs                            (9)                                     (9)
Sub-lease rental income                                            17                                      17
Other income (expense), net                          3                                                      3
                                              ---------      ---------                  -------      ---------
     Income (loss) before taxes                 (1,322)           115                      (69)        (1,276)

Provision for income taxes                         282             26                                     308
                                              ---------      ---------                  -------      ---------

     Net income (loss)                        $ (1,604)      $     89                   $  (69)      $ (1,584)(3)
                                              ---------      ---------                  -------      ---------
                                              ---------      ---------                  -------      ---------
Net income per share                          $  (0.39)      $   0.02                                $  (0.38)(3)
                                              ---------      ---------                               ---------
                                              ---------      ---------                               ---------
Weighted average shares outstanding              4,134          4,134                                   4,134
                                              ---------      ---------                               ---------
                                              ---------      ---------                               ---------


(1) - Includes the operations of STI S.A. from March 7, 1996, the date of acquisition.

(2) - Represents the results of operations of STI S.A. from January 1, 1996 through March 7, 1996, the data of acquisition.

(3) - Includes a one-time charge of $2,091,000 for the portion of the purchase price allocated to STI in-process research and product development expense. Without this charge, pro forma net income and pro forma net income per share for the three months ended March 31, 1996 would have been $507,000 and $.12, respectively.

See accompanying notes to unaudited pro forma consolidated financial statements.

                        PERCON  INCORPORATED and SUBSIDIARIES
                 Unaudited Pro Forma Consolidated Statement of Income
                         For the Year Ended December 31, 1995



                                                     Historical                               Pro Forma
                                              -------------------------               --------------------------
                                                Percon        STI S.A.                Adjustments   Consolidated
                                                ------        --------                -----------   ------------
(In thousands, except per share data)
Net sales                                    $  12,664       $  6,594                              $   19,258
Cost of goods sold                               6,195          3,607                $      47(A)       9,849
                                             ----------      ---------               ----------    -----------
     Gross profit                                6,469          2,987                      (47)         9,409

Operating Expenses:
   Selling, marketing and customer service       2,207            711                                   2,918
   General and administrative                    1,265            599                       75(B)       1,939
   Research and product development                735            655                                   1,390
                                             ----------      ---------               ----------    -----------
     Operating income (loss)                     2,262          1,022                     (122)         3,162

Interest income (expense), net                      94           (128)                    (113)(C)       (147)
Foreign currency exchange losses, net                             (16)                                    (16)
Sub-lease rental income                                            51                                      51
Government grants                                                  42                                      42
Other income (expense)                              (2)             7                                       5
                                             ----------      ---------               ----------    -----------
     Income before taxes                     $   2,354       $    978                $    (235)    $    3,097
                                             ----------      ---------               ----------    -----------
                                             ----------      ---------               ----------    -----------

Pro Forma Data (2) (Unaudited):
Income before income tax provision           $   2,354       $    978                $    (235)    $    3,097
Provision for income taxes                         859            197                                   1,056
                                             ----------      ---------               ----------    -----------
     Net income                              $   1,495       $    781                $    (235)    $    2,041 (1)
                                             ----------      ---------               ----------    -----------
                                             ----------      ---------               ----------    -----------
Net income per share                         $    0.46       $   0.24                              $     0.63 (1)
                                             ----------      ---------                             -----------
                                             ----------      ---------                             -----------
Weighted average shares outstanding              3,216          3,216                                   3,216
                                             ----------      ---------                             -----------
                                             ----------      ---------                             -----------


(1) - Excludes a one-time charge of $2,091,000 for the portion of the purchase price allocated to STI in-process research and product development expense. With this charge, pro forma net loss and pro forma net loss per share for 1995 would have been $50,000 and $.02, respectively.

(2) - As if the Company had been a C corporation for the period.

See accompanying notes to unaudited pro forma consolidated financial statements.

                                 PERCON INCORPORATED
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



The following is a summary of adjustments reflected in the Unaudited Pro Forma Consolidated Financial Statements:


(A)   To amortize purchased technology acquired over nineteen months.

(B)   To amortize purchased goodwill over seven years.

(C) To reduce interest earned on cash and investments utilized to purchase STI S.A.

                                      SIGNATURE



In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.







PERCON INCORPORATED





by: /s/ G. Scott Purcell
   ----------------------
        G. Scott Purcell
         Chief Financial Officer
        (Principal Financial and Accounting Officer)

        Dated: May 20, 1996